Exhibit 3.11

Form LLC-37.25 April 2008	Illinois Limited Liability Company Act Articles of Merger	ASSIGNED FILE: 02909235
This space for use by Secretary of State.
Secretary of State Jesse White Department of Business Services Limited Liability Division 501 S. Second St., Rm. 351 Springfield, IL 62756 217-524-8008 www.cyberdriveillinois.com

	SUBMIT IN DUPLICATE	FILED DEC 31 2009 JESSE WHITE SECRETARY OF STATE
Must be typewritten. ___________________________
This space for use by Secretary of State.
Payment must be made by check or	Date: 12/31/09
money order payable to Secretary of	Filing Fee: $100.00
State. Filing fee is $100, but if merger	Approved: B
of more than two entities, $50 for each additional entity.

1.	Names of Entities proposing to merge, and State or Country of Organization:

Name of Entity	Type of Entity (Corporation, Limited Liability Company, Limited Partnership, General Partnership or other permitted entity)	Domestic State or Country	Illinois Secretary of State File Number (if any)

CDW Government, Inc.	Corporation	Illinois	5996-944-7

CDWG LLC	Limited Liability Company	Illinois	02909235

2.	The plan of merger has been approved and signed by each Limited Liability Company and other entity that is to merge. If a corporation is a party to the merger, a copy of the plan as approved is attached to these Articles of Merger.

3.	a. Name of Surviving Entity: CDWG LLC

b. Address of Surviving Entity: 230 N. Milwaukee Avenue, Vernon Hills, IL 60061

4.	Effective date of merger: (check one)
a. ☒ the filing date, or
b. ☐ a later date, but not more than 30 days subsequent to the filing date:

                                                                                                                                               Month, Day, Year

5.	All Limited Liability Companies that are parties to this merger and were on record with the Illinois Secretary of State prior to Jan. 1, 1998, have elected in their operating agreements to be governed by the Amendatory Act of 1997.

6.	If the survivor is a Limited Liability Company, indicate changes that are necessary to its Articles of Organization by reason of this merger:
The new name of the limited liability company is CDW Government LLC.

Printed on recycled paper.

Printed by authority of the State of Illinois. May 2008 — IM — LLC 30.2

LLC-37.25

7.	For the Limited Liability Companies that are parties to the merger, complete the following:

Name of LLC	Jurisdiction	Organization Date	Date of Admission to Illinois (foreign LLC’s)

CDWG LLC	Illinois	12/31/09

8.	If the surviving entity is not a Limited Liability Company, the entity agrees that it may be served with process in Illinois and is subject to liability in any action or proceeding for the enforcement of any liability or obligation of a Limited Liability Company previously subject to suit in this State, which is to merge, and for the enforcement, as provided in this Act, of the right of members of any Limited Liability Company to receive payment for their interest against the surviving entity.

9.	The undersigned entities caused these Articles of Merger to be signed by the duly authorized person, each of whom affirms, under penalty of perjury, that the facts stated herein are true.

Dated December 31 ,	2009
Month & Day	Year

1.	/s/ Christina V. Rother	2.	/s/ Christina V. Rother
	Signature		Signature

	Christina V. Rother, President		Christina V. Rother, Manager
	Name and Title (type or print)		Name and Title (type or print)

	CDW Government, Inc.		CDWG LLC
	Name if a Corporation or other Entity		Name if a Corporation or other Entity

3.		4.
	Signature		Signature

	Name and Title (type or print)		Name and Title (type or print)

	Name if a Corporation or other Entity		Name if a Corporation or other Entity

If more space is needed, please attach additional sheets of this size.

Signatures must be in black ink on an original document.

Carbon copy, photocopy or rubber stamp signatures

may only be used on conformed copies.

Printed on recycled paper.

Printed by authority of the State of Illinois. May 2008 — 1M — LLC 30.2

AGREEMENT AND PLAN OF MERGER

OF

CDW GOVERNMENT, INC.

an Illinois corporation,

AND

CDWG LLC

an Illinois limited liability company,

* * * * * *

In accordance with the provisions of Section 11.39

of the Business Corporation Act of the State of Illinois

* * * * * *

THIS AGREEMENT AND PLAN OF MERGER made and entered into this 31st day of December, 2009, by and between CDW GOVERNMENT, INC. (“GOVERNMENT’), an Illinois corporation and CDWG LLC (“CDWG”), an Illinois limited liability company:

WITNESSETH, that:

WHEREAS, the Directors and sole Shareholder of GOVERNMENT and the sole Member and Managers of CDWG deem it advisable that GOVERNMENT merge into CDWG on the terms and conditions hereinafter set forth in accordance with the applicable provisions of the laws of the Limited Liability Company Act of the State of Illinois, as amended, and the Business Corporation Act of Illinois, as amended, each of which permits such merger;

NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained the parties hereby agree as follows:

FIRST:     GOVERNMENT, which is a corporation organized in the State of Illinois, and which is sometimes hereinafter referred to as the “Terminating Corporation.” shall be merged (the “Merger”) with and into CDWG, which is a limited liability company organized in the State of Illinois, and which is sometimes hereinafter referred to as the “Surviving Company.” The Business Corporation Act of the State of Illinois permits the merger of a business corporation of said jurisdiction with and into a limited liability company of said jurisdiction.

SECOND:     The separate existence of the Terminating Corporation shall cease upon the Effective Date of the Merger in accordance with the provisions of the Business Corporation Act of the State of Illinois.

THIRD:     The Surviving Company shall continue its existence and upon the Effective Date of the Merger the Surviving Company shall change its name to CDW Government LLC pursuant to the provisions of the Illinois Limited Liability Company Act.

FOURTH:     The Agreement and Plan of Merger shall be submitted to the Board of Directors and sole Shareholder of the Terminating Corporation in accordance with the laws of the State of Illinois and to the Board of Managers and the sole Member of the Surviving Company in accordance with the laws of the State of Illinois.

FIFTH:     Upon the Effective Date of the Merger, each of the issued and outstanding shares of the Terminating Corporation shall be, by virtue of the Merger and without any action by the Terminating Corporation or Surviving Company or any other person, cancelled and no cash or securities or other property shall be payable to Terminating Corporation in respect thereof.

SIXTH:     Each Common Unit of the Surviving Company issued and outstanding on the Effective Date shall continue to be issued and outstanding following the Effective Date and shall represent one Common Unit of the Surviving Company.

SEVENTH:     The Articles of Organization of the Surviving Company as they exist on the Effective Date shall be the Articles of Organization of the Surviving Company following the Effective Date, amended to change the name as stated in Article Third of this Agreement and Plan of Merger.

EIGHTH:     The Operating Agreement of the Surviving Company as it exists on the Effective Date shall be the Operating Agreement of the Surviving Company following the Effective Date, amended to change the name as stated in Article Third of this Agreement and Plan of Merger.

NINTH:     The Managers of the Surviving Company as they exist on the Effective Date shall be the Managers of the Surviving Company following the Effective Date, and such persons shall serve as Managers for the terms provided for in the Operating Agreement or until their respective successors are elected and qualified.

TENTH:     The Effective Date of the Merger shall be as of the close of business on December 31, 2009, immediately prior to the merger of CDW Corporation, the parent company of both the Terminating Company and the Surviving Company, into CDWC LLC.

ELEVENTH:     If, at any time, the Surviving Company shall consider or be advised that any acknowledgements or assurance in law or any similar action are necessary or desirable in order to acknowledge or confirm in and to the Surviving Company any right, title or interest of the Terminating Corporation held immediately prior to the Effective Date, the Terminating Corporation and its proper officers and directors shall execute and deliver all such acknowledgements or assurances in law and do all things necessary or proper to acknowledge or confirm such right, title, or interest in the Surviving Company as shall be necessary to carry out the purposes of the Agreement and Plan of Merger and the Surviving Company and the proper officers and managers thereof are fully authorized to take any and all such action in the name of the Terminating Corporation or otherwise.

TWELFTH:     This Agreement and Plan of Merger may be terminated and abandoned by action of either party hereto at any time prior to the filing date whether before or after approval

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by the sole Shareholder of the Terminating Corporation and the sole Member of the Surviving Company.

IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement and Plan of Merger to be executed by their respective officers thereunto duly authorized all as of the date first written above.

CDW GOVERNMENT, INC., an Illinois Corporation

By:	/s/ Robert J. Welyki
Robert J. Welyki
Vice President and Treasurer

CDWG LLC, an Illinois Limited Liability Company

By:	/s/ Robert J. Welyki
Robert J. Welyki
Vice President and Treasurer

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From LLC-5.5 April 2007	Illinois Limited Liability Company Act Articles of Organization	FILE #
Secretary of State Jesse White Department of Business Services Limited Liability Division 501 S. Second St., Rm. 351 Springfield, IL 62756 217-524-8008 www.cyberdriveillinois.com	SUBMIT IN DUPLICATE Must be typewritten. _______________________________________ This space for use by Secretary of State.	This space for use by Secretary of State.
Filing Fee: $500 Approved:
Payment must be made by certified check, cashier’s check, illinois attorney’s check, C.P.A.’s check or money order payable to Secretary of State.

1.	Limited Liability Company Name:	CDWG LLC

The LLC name must contain the words Limited Liability Company, LLC, or LLC and cannot contain the terms Corporation, Corp., Incorporated, Inc., Ltd., Co., Limited Partnership or LP.

2.	Address of Principal Place of Business where records of the company will be kept: (P.O. Box alone or c/o is

	unacceptable.)	230 N. Milwaukee Avenue, Vernon Hills, IL 60061

3.	Articles of Organization effective on: (check one)
☐ the filing date ☑ a later date (not to exceed 60 days after the filing date): 12/31/09
Month, Day, Year

4.	Registered Agent’s Name and Registered Office Address:

	Registered Agent:	Illinois Corporation Service Company
		First Name	Middle Initial	Last Name

	Registered Office:	801 Adlai Stevenson Drive
	(P.O. Box alone or	Number	Street	Suite #
c/o is unacceptable.)
Springfield, IL 62703 (Sangamon County)
		City	ZIP Code	County

5.	Purpose(s) for which the Limited Liability Company is organized: (If more space is needed, attach additional sheets of this size.)

“The transaction of any or all lawful business for which Limited Liability Companies may be organized under this Act.”

6.	Latest date, if any, upon which the company is to dissolve:
	(Leave blank if duration is perpetual.)	Month, Day, Year

Printed by authority of the State of Illinois. April 2008 — 5M — LLC-4.12

LLC-5.5

7	(OPTIONAL) Other provisions for the regulation of the internal affairs of the Company: (If more space is needed, attach additional sheets of this size.)

No manager of the Company may sign and deliver any instrument transferring or affecting the Company’s interest in real property unless authorized to do so by the affirmative vote of a majority of the managers then in office.

8.	The Limited Liability Company: (Check either a or b below.)

a. ☑ is managed by the manager(s) (List names and business addresses.)

John A. Edwardson, 230 N. Milwaukee Avenue, Vernon Hills, IL. 60061

Christina V. Rother, 230 N. Milwaukee Avenue, Vernon Hills, IL 60061

Ann E. Ziegler, 230 N. Milwaukee Avenue, Vernon Hills, IL 60061

b. ☐ has management vested in the member(s) (List names and addresses.)

9.	Name and Address of Organizer(s)

I affirm, under penalties of perjury, having authority to sign hereto, that these Articles of Organization are to the best of my knowledge and belief, true, correct and complete.

Dated             December         18                     , 2009

                                     Month & Day                                   Year

1.	/s/ Robert J. Welyki	1.	200 N. Milwaukee Avenue
	Signature		Number Street

	Robert J. Welyki		Vemon Hills
	Name (type or print)		City/Town

	Authorized Person		Illinois 60061
	Name if a Corporation or other Entity, and Title of Signer		State ZIP Code

2.		2.
	Signature		Number Street

	Name (type or print)		City/Town

	Name if a Corporation or other Entity, and Title of Signer		State ZIP Code

Signatures must be in black ink on an original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.

Printed by authority of the State of Illinois. April 2008 — 5M — LLC-4.12

OFFICE OF THE SECRETARY OF STATE

JESSE WHITE • Secretary of State

0290923-5

12/31/2009

ILLINOIS CORPORATION SERVICE C

801 ADLAI STEVENSON DRIVE

SPRINGFIELD, IL 62703-4261

RE CDW GOVERNMENT LLC

DEAR SIR OR MADAM:

ARTICLES OF MERGER FOR THE ABOVE-NAMED COMPANY HAVE BEEN

PLACED ON FILE.

THE REQUIRED FEE IS HEREBY ACKNOWLEDGED.

SINCERELY YOURS,

/s/ JESSE WHITE

JESSE WHITE

SECRETARY OF STATE

DEPARTMENT OF BUSINESS SERVICES

LIMITED LIABILITY COMPANY SECTION

(217) 524-8008

JW